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                                                                   EXHIBIT 11.1

                          MEDICAL MANAGER CORPORATION
                      BASIC AND DILUTED EARNINGS PER SHARE
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                   THREE MONTHS                           NINE MONTHS
                                                                       ENDED                                 ENDED
                                                                SEPTEMBER 30, 1998                    SEPTEMBER 30, 1998
                                                                ------------------                    ------------------
Net Income                                                                 $ 4,485                               $12,242
                                                                ==================                    ==================

BASIC EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                                  21,752                                21,073
                                                                ==================                    ==================

Basic earnings per share                                                     $0.21                                 $0.58
                                                                ==================                    ==================

DILUTED EARNINGS PER SHARE:
------------------------------------------------

Weighted average common shares outstanding                                  21,752                                21,073
Common equivalent shares:
         Stock options                                                         829                                   913
                                                                ------------------                    ------------------
Diluted shares                                                              22,581                                21,986
                                                                ==================                    ==================

Diluted earnings per share                                                 $  0.20                               $  0.56
                                                                ==================                    ==================
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